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                                                                    Exhibit 99.1



FOR IMMEDIATE RELEASE                           Investor Relations:
September 3, 2002                               Pete Groth
                                                207-775-8660
                                                investor@fairchildsemi.com

                                                Corporate Communications:
                                                Fran Harrison
                                                207-775-8576
                                                fran.harrison@fairchildsemi.com

                                                Public Relations Firm:
                                                Barbara Ewen
                                                CHEN PR
                                                781-466-8282
                                                bewen@chenpr.com

NEWS RELEASE

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    FAIRCHILD SEMICONDUCTOR UPDATES THIRD QUARTER 2002 BUSINESS OUTLOOK

South Portland, Maine - Kirk Pond, president, CEO and chairman of the Board of Fairchild Semiconductor (NYSE: FCS), one of the largest global suppliers of high performance power products for multiple end markets, today stated the company's orders have remained seasonally soft through July and August. Third quarter revenues now look to be flat to slightly down from second quarter levels, compared with the company's previous guidance range of flat to slightly up sequential quarterly revenue growth. Third quarter gross margins are now expected to be down roughly 1% from the second quarter.

"The summer season is usually a slower time for orders, and this year has been no exception," said Pond. "Orders from the computing and consumer segments have been the softest this quarter, while orders from cellular handset suppliers have been relatively firm. During this slower bookings period, we have seen a more aggressive pricing environment for our mature discrete, standard logic and standard linear products.

"As we discussed in our second quarter earnings conference call, our second quarter ending distributor inventories for our products remained in a normal range of about 13.5 weeks," said Pond. "Globally our distributors are growing more conservative in their asset management and are planning to decrease their inventories this quarter, so we were very encouraged to see that July worldwide distribution resales were 10% higher than June resales, while July-ending inventories dropped 3% from June levels. Based on our preliminary reports we believe that distribution channel inventories for our products will be flat to down again in August.

"Currently our visibility into the fourth quarter remains limited," stated Pond. "While we still anticipate a strengthening in orders in September, the recent more conservative outlooks from industry leading computer and retail electronics suppliers lead us now to believe the fourth quarter seasonal upturn will be very modest compared with past years and lower pricing may partially offset increased unit demand.

"We're continuing our manufacturing efforts to reduce costs and improve factory utilization," said Pond. "We're ahead of our original plan to ramp our new assembly and test facility in China next year which we expect to significantly improve gross margins on our high voltage power products. We also are qualifying new power processes in our South Portland and Mountaintop fabs which are allowing us to improve factory utilization and support increased demand while minimizing additional capital spending. Our new product introductions are on track and we expect to continue to increase our mix of higher margin power and analog products. Our second quarter equity offering allowed us to significantly reduce our debt load which further strengthened our balance sheet. With our current strong cash balance, reduced interest expenses, and our track record of 14 consecutive quarters of positive operating cash flow, we feel we are well-positioned to continue to improve our financial results as we move through this slower-paced market recovery."

Fairchild expects to report its third quarter financial results on October 17, 2002.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS:
The paragraphs above contain forward-looking statements that are based on management's assumptions and expectations and that involve risk and uncertainty. Forward-looking statements usually, but do not always, contain forward-looking terminology such as "we believe," "we expect," or "we anticipate," or refer to management's expectations about Fairchild's future performance. Many factors could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are the following: changes in overall global or regional economic conditions; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks; availability of manufacturing capacity; availability of raw materials; competitors'

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actions; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields or output; and significant litigation. These and other risk factors are discussed in the company's quarterly and annual reports filed with the Securities and Exchange Commission (SEC) and available at the Investor Relations section of Fairchild Semiconductor's web site at investor.fairchildsemi.com or the SEC's web site at www.sec.gov.

ABOUT FAIRCHILD SEMICONDUCTOR:
Fairchild Semiconductor International (NYSE: FCS) is a leading global supplier of high performance products for multiple end markets. With a focus on developing leading edge power and interface solutions to enable the electronics of today and tomorrow, Fairchild's components are used in computing, communications, consumer, industrial and automotive applications. Fairchild's 10,000 employees design, manufacture and market power, analog & mixed signal, interface, logic, and optoelectronics products from its headquarters in South Portland, Maine, USA and numerous locations around the world. Please contact us on the web at www.fairchildsemi.com.